MONTHLY OPERATING REPORTS
COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02				11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	04/30/03
	(A)
CURRENT ASSETS
Cash	1,183,744				2,535,678	2,372,842	2,261,716	2,123,627	2,200,610	2,392,812
Accounts Receivable, Net (Sched. A)	7,281,816				6,011,161	6,078,022	6,177,675	6,238,394	6,246,857	6,204,280
Inventory, At Lower Of Cost Or Market	2,821,171				2,745,078	2,745,078	2,741,418	2,732,910	2,677,484	2,655,144
Prepaid Expenses	2,805,143				1,919,301	1,869,049	1,814,165	1,774,706	1,774,105	1,728,419
Collateral held by credit card processors	10,685,625				1,097,635	1,414,034	1,253,764	1,168,869	1,163,787	1,141,262

Total Current Assets	24,777,499				14,308,853	14,479,025	14,248,738	14,038,506	14,062,843	14,121,917

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001				17,354,984	17,324,848	17,203,257	14,642,837	13,012,175	12,850,379
Less Accumulated Depreciation	12,184,735				10,786,894	10,781,206	10,749,191	9,084,418	8,105,481	8,038,360

Net Property	7,620,266				6,568,090	6,543,642	6,454,066	5,558,419	4,906,694	4,812,019

OTHER ASSETS (Describe)	0				0
Deferred debt issuance costs - warrants	686,638				686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000				3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580				630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356				575,847	562,555	562,555	66,935	66,935	66,935
Total Other Assets	6,358,574				5,491,065	5,477,773	5,477,773	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339				26,368,008	26,500,440	26,180,577	24,579,078	23,951,690	23,916,089
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted_____Signed___________ Vivian C. Stewart, Controller Vivian C. Stewart, Controller

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02				11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	04/30/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)					935,240	827,692	847,668	866,701	922,383	1,004,567

Pre Petition Liabilities
Notes Payable - Secured	7,735,867				7,735,867	7,735,867	7,735,867	7,735,867	7,684,237	7,684,237
Priority Debt	23,194,906				15,091,622	14,411,535	13,998,088	13,897,320	13,860,689	13,845,330
Unsecured Debt	65,313,623				65,369,624	66,621,482	67,039,956	66,593,608	66,581,406	66,653,649
Other	0				0

Total Pre Petition Liabilities	96,244,396				88,197,111	88,768,883	88,773,911	88,226,795	88,126,332	88,183,217

Total Liabilities	96,244,396				89,132,351	89,596,575	89,621,579	89,093,496	89,048,715	89,187,784

STOCKHOLDERS' EQUITY
Preferred Stock	590				590	590	590	590	590	590
Common Stock	43,099				43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030				105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)				(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0				(5,276,286)	(5,608,078)	(5,952,945)	(7,026,361)	(7,608,968)	(7,783,638)

Total Stockholders' Equity	(57,488,057)				(62,764,343)	(63,096,135)	(63,441,002)	(64,514,418)	(65,097,025)	(65,271,695)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339				26,368,008	26,500,440	26,180,577	24,579,078	23,951,690	23,916,089

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
				11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	04/30/03

GROSS SALES (INCOME)				8,228	5,333	3,063	3,989	2,440	43,225	66,278

COST OF GOODS SOLD
Materials				0			0	0	0	0
Labor - Direct				0			0	0	0	0
Manufacturing Overhead				0			0	0	0	0

Total Cost of Goods Sold				0	0	0	0	0	0	0

GROSS PROFIT				8,228	5,333	3,063	3,989	2,440	43,225	66,278

OPERATING EXPENSES
Selling and Marketing								0		0
Executive & Mgmt. Salaries				32,067	35,163	33,008	26,552	25,591	28,634	181,015
Office & Other Salaries				8,763	6,869	5,738	2,824	2,966	3,107	30,268
Rent (B)				14,701	14,701	14,701	14,701	14,701	14,701	88,205
Chargeback Fees and Write-offs - Attachment 2				171,698	85,728	49,430	17,433	12,386	5,388	342,064
Other - Attachment 2				135,521	97,208	82,753	65,264	(53,514)	8,489	335,722

Total Operating Expenses				362,750	239,670	185,631	126,774	2,130	60,320	977,274

OTHER EXPENSES
Quarterly Fees				1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation								0	0	0
Loss on Disposition of Assets - Attachment 3				18,064	13,782	62,841	838,705	401,106	70,748	1,405,247
Interest				6,817				0		6,817
Attorney's Fees				108,585	82,423	98,208	110,675	180,561	85,578	666,030
Other Professional Fees								0	0	0

Total Other Expenses				134,716	97,455	162,300	950,630	582,917	157,576	2,085,594

Total Expenses				497,466	337,125	347,931	1,077,404	585,047	217,895	3,062,867

NET INCOME (LOSS)				(489,238)	(331,792)	(344,867)	(1,073,416)	(582,607)	(174,670)	(2,996,589)

(B) The Debtor is currently analyzing its rent obligations and believes that some portion of the rent listed herein is not owing or entitled to administrative priority. The Debtor is reporting rent herein on a worst-case basis, and nothing herein shall be deemed an admission with respect to rent owing by the Debtor. The Debtor reserves the right to object to claims for rent and reserves all arguments including , but not limited to, any argument that the rent listed herein is not owing or is not entitled to administrative priority.

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
				11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	04/30/03	04/30/03
CASH DIFFERENCE
Current Ending Cash Balance				2,535,678	2,372,842	2,261,716	2,123,627	2,200,610	2,392,812	2,392,812
Less Ending Prior Month Balance				2,565,788	2,535,678	2,372,842	2,261,716	2,123,627	2,200,610	2,565,788

NET CASH INCREASE(DECREASE)				(30,110)	(162,836)	(111,126)	(138,089)	76,983	192,202	(172,976)

SOURCES OF CASH
Income (Loss) From Operations				(489,238)	(331,792)	(344,867)	(1,073,416)	(582,607)	(174,670)	(2,996,589)
Add: Non-cash items (Depr. & Amort.)				0	0	0	0	0	0	0

Cash Generated From Operations				(489,238)	(331,792)	(344,867)	(1,073,416)	(582,607)	(174,670)	(2,996,589)

Add: Decrease in Assets
Accounts Receivable				0	0	0	0	0	42,577	42,577
Inventory				69,831	0	3,660	8,508	55,426	22,340	159,765
Prepaid Expenses				119,001	50,252	54,884	39,459	601	45,686	309,883
Property, Plant & Equipment				65,959	24,448	89,576	895,647	651,725	94,675	1,822,030
Other Current Assets				1,635,129	0	160,270	84,895	5,082	22,525	1,907,901
Other Assets				0	13,292	0	495,620	0	0	508,912

Increase in Liabilities:
Post Petition Liabilities				0	0	19,976	19,033	55,682	82,184	176,875
Pre Petition Liabilities				0	571,772	5,028	0	0	56,885	633,685

TOTAL SOURCES OF CASH				1,400,682	327,972	(11,473)	469,746	185,909	192,202	2,565,039

USE OF CASH
Subtract: Increase in Assets
Accounts Receivable				171,930	66,861	99,653	60,719	8,463	0	407,626
Inventory				0	0	0	0	0	0	0
Prepaid Expenses				0	0	0	0	0	0	0
Property, Plant & Equipment				0	0	0	0	0	0	0
Other Current Assets				0	316,399	0	0	0	0	316,399
Other Assets				0	0	0	0	0	0	0

Decrease in Liabilities:
Post Petition Liabilities				65,235	107,548	0	0	0	0	172,783
Pre Petition Liabilities				1,193,628	0	0	547,116	100,463	0	1,841,207

TOTAL USE OF CASH				1,430,793	490,808	99,653	607,835	108,926	0	2,738,015

NET CASH INCREASE (DECREASE)				(30,111)	(162,836)	(111,126)	(138,089)	76,983	192,202	(172,976)

SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%
		.
Month:__9/30/02_______________	5,506,873	$ 363,716	$ 88,531	$ 1,309,041	$ 45,466	$ 3,700,119
% of Total	100%	6.60%	1.61%	23.77%	0.83%	67.19%

Month:__10/31/02_______________	5,838,286	358,271	363,716	88,531	1,291,589	3,736,179
% of Total	100%	6.14%	6.23%	1.52%	22.12%	63.99%

Month:_11/30/02________________	6,010,216	183,078	358,271	363,716	88,531	5,016,620
% of Total	100%	3.05%	5.96%	6.05%	1.47%	83.47%

Month:__12/31/02_______________	6,078,022	80,347	183,078	358,271	363,716	5,092,610
% of Total	100%	1.32%	3.01%	5.89%	5.98%	83.79%

Month:___01/31/03______________	6,177,675	130,610	80,347	181,278	341,732	5,443,708
% of Total	100%	2.11%	1.30%	2.93%	5.53%	88.12%

Month:___02/28/03______________	6,238,394	134,197	118,043	45,622	174,239	5,766,293
% of Total	100%	2.15%	1.89%	0.73%	2.79%	92.43%

Month:___03/31/03_____________	6,246,857	52,257	104,500	114,350	41,686	5,934,064
% of Total	100%	0.84%	1.67%	1.83%	0.67%	94.99%

Month:___04/30/03_____________	6,204,280	72,302	1,982	74,990	112,154	5,942,851
% of Total	100%	1.17%	0.03%	1.21%	1.81%	95.79%

SCHEDULE OF FIXED ASSETS					SCHEDULE B

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
				11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	04/30/03

FIXED ASSETS - Net Book Values:
Rotables				2,883,140	2,883,140	2,881,358	2,770,480	2,622,441	2,594,355
Office Equipment				2,150,756	2,126,639	2,113,767	1,402,327	1,338,760	1,300,596
Aircraft Improvements				-	-	-	-	-	-
Ground Equipment				806,159	806,159	805,117	805,117	517,995	502,529
Tools and Caliberated Tools				344,806	344,806	271,127	271,127	268,984	258,155
Leasehold Improvments				43,098	43,098	43,098	-	-	-
Vehicles				179,457	179,457	179,457	179,457	30,486	30,486
Furniture and Fixtures				160,674	160,344	160,141	129,910	128,028	125,897
Other_________________
TOTAL FIXED ASSETS - Net Book Value				6,568,090	6,543,642	6,454,066	5,558,419	4,906,694	4,812,019

SCHEDULE OF POST PETITION DEBT					SCHEDULE C

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
				11/30/02	12/31/02	01/31/03	02/28/03	03/31/03	04/30/03

TRADE ACCOUNTS PAYABLE				379,324	354,317	356,593	341,830	299,521	302,196

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes				20,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE				20,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities				201,895	198,934	198,900	208,727	204,412	205,119
Payroll				10,105	14,148	16,664	14,542	13,490	7,214
Accrued Attorney's Fees				198,266	208,718	240,036	272,603	378,960	464,538
Accrued Chargeback Processing Fees				125,650	26,575	10,475	4,000	1,000	500

TOTAL OTHER LIABILITIES				535,916	448,375	466,076	499,872	597,862	677,371

TOTAL POST PETITION DEBT				935,240	827,692	847,668	866,701	922,383	1,004,567

Other Assets - Attachment 1
		7/31/2002				11/30/02	12/31/02	1/31/03	2/28/03	3/31/03	4/30/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65				66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00				495,620.00	495,620.00	495,620.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00				13,291.92	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00				0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68				0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48				0.00	0.00	0.00	0.00	0.00	0.00
				(1)	(1)

	Totals:	1,443,355.81				575,846.57	562,554.65	562,554.65	66,934.65	66,934.65	66,934.65

(1) New Aircraft Finders Fee for all leased aircraft that had been formally rejected by 9/30/02 were written off in September. Remaining amount written off for return of aircraft N135NJ in October.

						Attachment 2

			Nov 02	Dec 02	Jan 03	Feb 03	Mar 03	Apr 03
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks	(2)	$ 125,650	$ 50,930	$ 15,475	$ 4,000	$ (925)	$ 175
	Chargeback write-offs	(1)	46,048	34,798	33,955	13,433	13,311	5,213
			$ 171,698	$ 85,728	$ 49,430	$ 17,433	$ 12,386	$ 5,388

Other operating expenses
	Insurance/General	(3)	$ 35,901	$ 35,474	$ 33,881	$ 35,762	$ 4,714	$ 4,714
	LOC legal fees		-	10,525	-	-	-	3,053
	Phone/data lines	(4)	29,637	6,256	5,255	5,167	(58,928)	2,967
	Payroll taxes		2,377	2,423	4,131	2,434	2,174	2,410
	Ad-hoc labor		9,847	5,063	4,573	2,505	1,713	2,200
	Other		5,685	2,712	279	1,164	2,056	(162)
	ADP (payroll processing fees)		648	1,037	801	6,062	523	565
	Copier/fax rentals		104	104	104	104	104	104
	Freight		3,157	1,422	1,088	809	183	76
	Prepetition adjustments		-	-	6,808	(505)	(6,096)	(7,438)
	Revenue acctg fees		25,000	25,000	25,000	10,000	-	-
	Property/Franchise taxes		5,000	5,000	-	-	-	-
	Newspaper notices to creditors		9,457	-	-	-	-	-
	Board of Director fees		4,167	1,389	833	833	-	-
	Utilities		3,227	-	-	-	-	-
	Employee T&E		779	571	-	927	-	-
	Email service provider		481	232	-	-	-	-
	Office supplies		53	-	-	-	43	-

			$ 135,521	$ 97,208	$ 82,753	$ 65,264	$ (53,514)	$ 8,489

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)	Credit card chargeback processing fees were over accrued in February, resulting in a credit for March.
(3)	Insurance expense from February 2003 to March 2003 is lower due to the expiration and non-renewal of the D&O policy.
(4)	Phone/data lines expense adjusted in March 2003 for credits from Sprint for previous months.

									Attachment 3

			Oct 02	Nov 02	Dec 02	Jan 03	Feb 03	Mar 03		Apr 03

Loss on disposition of assets
	Sales of assets
	Net cash proceeds		$ 23,754	$ 117,726	$ 10,666	$ 30,395	$ 65,447	$ 135,150		$ 57,766
	Debt forgiveness		-	-	-	-	-	62,100	(2)	-
	Payment to secured creditor		-	-	-	-	-	-		(11,500)	(4)
	Net proceeds		23,754	117,726	10,666	30,395	65,447	197,250		46,266
	Net book value		34,835	135,790	34,651	19,558	155,718	260,052		117,014
	(Gain)/Loss on sale		11,081	18,064	23,985	(10,837)	90,271	62,802		70,748

	Assets returned to secured creditors
	Debt amount per Vanguard's records		-	-	-	-	-	108,797	(3)	-
	Net book value		-	-	-	-	-	124,103		-
	(Gain)/Loss on return		-	-	-	-	-	15,306		-

	Adjust perpetual inventory to reflect actual quantities on hand		-	-	-	73,678	-	175,423		-

	Write-off of BER parts	(1)	-	-	-	-	-	147,575		-

	Write-off unmarketable intangible assets		-	-	-	-	705,336	-		-

	Write-off aircraft improvements on rejected leased aircraft		11,968	-	-	-	-	-		-

	Write-off aircraft finders fees on rejected leased aircraft		84,448	-	-	-	-	-		-

	Write-off leasehold improvements related to rejected leased facilities		-	-	-	-	43,098	-		-

			$ 107,497	$ 18,064	$ 23,985	$ 62,841	$ 838,705	$ 401,106		$ 70,748

(1)	As approved in Order Granting Motion For An Order Authorizing The Debtor To Abandon Property Of The Estate That Is Beyond Economic Repair dated March 26, 2003.
(2)	As approved in Order Granting Authority To Sell A Certain Ace Model 600180DDP Air Start Unit Pursuant to 11 U.S.C. 363 (b) dated March 7, 2003.
(3)	As approved in Order to allow Ford Motor Credit Company to foreclose on its collateral without further notice to Debtor dated March 7, 2003.
(4)

As approved in Order Granting Motion For Approval of Settlement With Bank Of Blue Valley dated April 11, 2003. Asset sales were booked in March, but payment to Bank of Blue Valley not made until April.